                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby makes, constitutes and appoints Terrianne Patnode as each of the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of each of the undersigned to:

    (1)  prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5
(including any amendments thereto) with respect to the securities of
SmileDirectClub, Inc., a Delaware corporation (the "Company"), with the U.S.
Securities and Exchange Commission (the "Commission") and any national securities exchanges or similar authority, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange
Act");

    (2)  seek or obtain, as each of the undersigned's representative and on each of the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and each of the undersigned hereby authorizes any such person to release any such information to each of the undersigned and approves and ratifies any such release of information; and

    (3)  perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of each of the undersigned in connection with the foregoing.

Each of the undersigned acknowledges that:

    (1)  this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in her discretion on information provided to such attorney-in-fact without independent verification of such information;

    (2)  any documents prepared and/or executed by the attorney-in-fact on behalf of any of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-
fact, in her discretion, deems necessary or desirable;

    (3)  neither the Company nor the attorney-in-fact assumes (i) any liability for any of the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

    (4)  this Power of Attorney does not relieve any of the undersigned from responsibility for compliance with such undersigned party's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

    Each of the undersigned hereby gives and grants the foregoing attorney-in-
fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as any of the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of each the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

    This Power of Attorney shall remain in full force and effect with respect to the applicable undersigned party until the earlier of (i) the date on which the applicable undersigned party is no longer required to file Forms 3, 4 or 5 with respect to such undersigned party's holdings of and transactions in securities issued by the Company; (ii) as to the appointment of Terrianne Patnode upon her resignation or termination as an employee of Clayton, Dubilier & Rice, LLC; and
(iii) the revocation of this Power of Attorney by such undersigned in a signed writing delivered to such attorney-in-fact.  This Power of Attorney may be filed with the Commission as a conforming statement of the authority granted herein.

                           *     *     *     *     *

    IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 17th day of September, 2019.

CD&R SDC Holdings, L.P.

By:  CD&R Investment Associates X, Ltd., its general partner

By: /s/ Theresa A. Gore
    -------------------------
    Name:  Theresa A. Gore
    Title:   Vice President, Treasurer and Assistant Secretary

CD&R Investment Associates X, Ltd.

By: /s/ Theresa A. Gore
    -------------------------
    Name:  Theresa A. Gore
    Title:   Vice President, Treasurer and Assistant Secretary